UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2022

REVOLUTION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2022, the Board of Directors (“Board”) of Revolution Medicines, Inc. (the “Company”) appointed Lorence Kim, M.D., as a member of the Board, effective July 12, 2022. Dr. Kim will serve as a Class I director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders, and will serve on the Board’s Audit Committee. Dr. Kim was appointed to fill the vacancy on the Board created by the resignation of Neil Exter, who resigned from the Board, effective July 12, 2022. The Company determined that Dr. Kim qualifies as an “independent director” for purposes of the Nasdaq listing standards and for purposes of serving on the Audit Committee of the Board and has determined he qualifies as an audit committee financial expert, as defined under the applicable rules of the Securities and Exchange Commission.

Dr. Kim has served as a Venture Partner of Third Rock Ventures, a venture capital firm, since September 2020. Prior to joining Third Rock Ventures, he served as Chief Financial Officer of Moderna, Inc., a biotechnology company, from April 2014 to June 2020. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., an investment bank, most recently as a Managing Director and co-head of biotechnology investment banking. Dr. Kim has served on the board of directors of Cowen Inc., an investment bank, since February 2022, and previously served on the board of directors of Seres Therapeutics, Inc., a biotechnology company, from 2014 to June 2020. He also serves on the boards of directors of Flare Therapeutics, Inc., and Abata Therapeutics, Inc., and on the Board of Governors of the American Red Cross. Dr. Kim received his M.D. from the University of Pennsylvania School of Medicine, his M.B.A., Healthcare Management, from the Wharton School of the University of Pennsylvania, and his A.B. in Biochemical Sciences from Harvard University.

Pursuant to the Company’s Non-Employee Director Compensation Program, Dr. Kim was automatically granted an option to purchase 36,800 shares of the Company’s common stock (the “Initial Option”) and 10,500 restricted stock units (the “Initial RSUs”) upon the director’s initial appointment or election to the Board. The Initial Option will vest in substantially equal monthly installments for three years from the date of appointment and the Initial RSUs will vest in substantially equal quarterly installments over a three year period beginning on a specified quarterly vesting date, in each case, subject to continued service through the applicable vesting date. Each non-employee director who has been serving on the Board since prior to April 1 of the calendar year of the annual stockholders’ meeting will automatically be granted an option to purchase 18,400 shares of the Company’s common stock and 5,200 restricted stock units on the date of the annual stockholders’ meeting. The shares subject to the option granted at the annual stockholders’ meeting will vest on the earlier of (i) the first anniversary of the date of grant or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date. The restricted stock units granted at the annual stockholders’ meeting will vest on the earlier of (i) the first anniversary of the specified quarterly vesting date following the annual meeting or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date.

Dr. Kim will be entitled to the cash retainers described under the caption “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2022, as provided for by the Company’s Non-Employee Director Compensation Program. The Company also entered into its standard form of indemnification agreement for directors and officers with Dr. Kim, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-235968) initially filed with the Securities and Exchange Commission on January 17, 2020.

There are no arrangements or understandings between Dr. Kim and any other persons pursuant to which Dr. Kim was appointed as a director, and there are no transactions in which Dr. Kim has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: July 13, 2022	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer